Exhibit 10.3 (a)
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30 Rockefeller Plaza          A Division of
New York, NY 10112            National Broadcasting
212-664-4444                  Company, Inc.

[NBC LOGO] NBC
	   TV NETWORK

				March 29, 1990

Lanford Telecasting Company, Inc.
Alexandria, Louisiana

				RE: KALB-TV

Gentlemen:

The following shall comprise the agreement between us for the affiliation of your television broadcasting station KALB-TV (herein called "Station") with the NBC Television Network and shall supersede and replace our prior agreement dated January 1, 1981.

1. NBC will offer to the station via satellite for television broadcasting a variety of NBC Television Network Programs. Station's acceptance of NBC Television Network programs does not contemplate, without the Station's prior written approval, the incidental use by NBC of the Vertical Blanking Interval ("VBI") of the Station's standard television signal for non-broadcast or ancillary transmissions or signals.

2. You shall have the right of first refusal good for 72 hours as against (a) any other television station located in the same community as the Station, or
(b) television program transmission service, including but not limited to community antennae television system, subscription television service, multipoint distribution systems, and satellite transmission, furnishing a television signal to the same community as the Station, upon the NBC Television Network programs referred to in Paragraph 1, except that NBC may make available to any other station or television program transmission service, programs which NBC may be legally required to make available other than through an affiliation agreement, or other special programs of overriding public importance.

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3.   Where, in the opinion of NBC, it is impractical or undesirable to furnish a program over interconnection facilities, NBC will deliver the program to the Station in the form of film or other recorded version, postage prepaid, in sufficient time for Station to broadcast the program at the time scheduled. Station agrees to comply with all NBC instructions concerning the disposition to be made of each such recording or copy received by station hereunder. NBC reserves the right to discontinue, upon twenty-four (24) hours notice to Station, any arrangements with the Station with respect to any or all delayed broadcasts of television programs.

4. With respect to programs offered or already contracted for pursuant to this affiliation contract, nothing herein contained shall prevent or hinder:

(a)  The Station from:

     (i) rejecting or refusing network programs which the Station reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest, or

     (ii) substituting a program which, in the Stations's opinion, is of greater local or national importance, or

(b)  NBC From:

     (i) substituting one or more network sponsored or sustaining programs in which event NBC shall offer such substituted program or programs to Station in accordance with the provisions of Paragraph 2 hereof, or

     (ii) cancelling one or more network programs.

(c)  If either party hereto shall take any action, specified in subparagraphs
(a) or (b) above, such party shall exercise its best efforts to give the other party at least three (3) weeks prior written notice thereof.

(d) No compensation will be paid for a cancelled program or a substituted program unless the substituted program is commercially sponsored in which event the compensation calculated pursuant to provision 5 shall be applicable.

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5.   (a) We will pay you within a reasonable period of time after the close of each month for broadcasting each network sponsored program or portion thereof hereunder, except those specified in paragraph (b) hereof, which is broadcast over your station during the live timer period* therefore, the amount resulting from multiplying the following:

     (i)  Your network station rate, which is $1020 by

     (ii) The percentage set forth in the compensation matrix table attached hereto opposite such applicable time period; by

     (iii)The fraction of an hour substantially occupied by such program or portion thereof; by

     (iv) The fraction of the aggregate length of all commercial availabilities** during such program or portion thereof occupied by network commercial announcements.***

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*    Live time period, as used herein, means the time period or periods as specified by us in our initial offer of a network program for the broadcast of such program over your station.

**   Commercial availability, as used herein, means a period of time made available by us during a network sponsored program for one or more network commercial announcements or local cooperative commercial announcements which are not part of the regular format of a network sponsored program.

*** Network commercial announcements, as used herein, means a commercial announcement broadcast over your station during a commercial availability and paid for by or on behalf of one or more of our network advertisers, not including, however, announcements consisting of billboards, credits, public service announcements, promotional announcements and announcements required by law.


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For each network sponsored program or portion thereof, except those specified in paragraph (b) hereof, which is broadcast by your station during a time period other than the live time period thereof, we will pay you as if your station had broadcast such program or portion thereof during such live time period, except that if the percentage set forth above opposite the time period during which your station broadcast such program or portion thereof is less than that set forth opposite such live time period, then we will pay you on the basis of the time period during which your station broadcast such program or portion thereof.

(b) We will pay you such amounts as we and you shall agree upon prior to the expiration of the applicable periods of time for program acceptance, as set forth in this affiliation agreement, for all network sponsored programs broadcast by your station consisting of:

     (i)  Sports programs;

     (ii) Special events programs, and

     (iii)Programs for which we specified a live time period which time period straddles any of the time period categories in the table above.

(c) From the amounts otherwise payable to broadcaster hereunder, there shall be deducted, for each week of the term of this agreement a sum equal to (217%) of affiliated station's network rate (which computation shall be made on a monthly basis with 4.2857 weeks being the agreed upon number of weeks per month). Other deductions will be made for additional services such as, but not limited to, Skycom News, as well as a sum equal to the total of whatever fees, if any, have been agreed upon by NBC and broadcaster with respect to local cooperative commercial announcements broadcast therein.

(d) In lieu of other compensation arrangements the first and third half-hours of the TODAY program will be reserved for sale by the station without any cooperative program charge; and the second and forth half hours of such program will be reserved for network sale by NBC without payment of compensation for such sale. The station will retain the proceeds from any sales which it makes in the first and third half-hours. NBC will retain the proceeds from any sales which it makes in the second and fourth half hours.

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(e)  Compensation for a program which was interrupted may be adjusted.

(f) NBC reserves the right to change at any time the Network Station Rate of the station. If NBC increases the Network Station Rate, such increased rate shall be used in computing the compensation due you on business actually sold by NBC at such increased rate. If NBC decreases the Network Station Rate, and if such decrease is part of a general rate revision on the NBC Television Network, such decreased rate shall be used in computing the compensation due you provided NBC has given you at least ninety (90) days' written notice of its intention so to decrease such rate.

In the event of such decrease you may terminate this agreement as of the effective date of such decrease by giving NBC written notice within thirty (30) days after the receipt of NBC's notice to you of such reduction; provided, however, you shall not be entitled to terminate this agreement pursuant to this provision if the general rate decrease is attributable to substantially adverse increase(s) in the network's music performance rights payment.

6. From time to time NBC will offer to Station commercial positions within network programs available for local sale. If Station sells any such positions, it will pay NBC the cooperative program charges quoted Station in NBC's offer of the positions.

7. You shall not be obligated to continue to broadcast nor shall NBC be obligated to continue to furnish, subsequent to the termination of this agreements, any programs which NBC may have offered and which you may have accepted during the term hereof.

8. Your broadcast of NBC Television Network programs hereunder shall be subject to the following terms and conditions:

(a) you will not without NBC's prior written authorization make any deletions from or additions to any program furnished to you hereunder, or broadcast any commercial or other announcements during any such program.

For purposes of identification of Station with NBC programs, and until written notice to the contrary is given by NBC, Station may superimpose on various NBC entertainment programs, where designated by NBC, a single line of type, not to exceed 50 video lines in height

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and situated in the lower eighth raster of the video screen which single line shall include (and be limited to) Station call letters, home market, channel number, and the NBC logo. No other addition to any NBC entertainment program is contemplated by this consent, and the authorization contained herein specifically excludes and prohibits any addition whatsoever to News and Sports programs.

(b) You will not without NBC's prior written authorization sell for commercial sponsorship the NBC Television Network unsponsored programs, or unordered portions of sponsored programs which we furnish to the Station hereunder.

(c) You will not delete any NBC Television Network identification, program promotional or production credit announcement within a Network program period, including any such announcement at the conclusion of an NBC Television Network program, except for announcements promoting a network program which is not to be broadcast by the Station. For any such deleted promotional announcements you shall substitute only other NBC Television Network or Station program promotional or public service announcements.

(d) You will not broadcast any NBC Television Network sponsored program unless such program is offered by us to the Station and is accepted by you with notice to us.

(e) The placement and duration of station-break periods provided for locally originated announcements between NBC Television Network programs, or segments thereof, shall be designated by NBC. The Station will broadcast each program which it has accepted from the commencement of network origination until the commencement of the terminal station break.

(f) Nothing herein contained shall limit the rights of the Station under Paragraph 4 hereof.

9. All NBC Television Network programs offered to station pursuant to this affiliation agreement, shall be furnished to Station with all music performance rights necessary for broadcast by Station included. Station will have no responsibility for obtaining such rights for ASCAP, BMI or other music licensing societies insofar as the said network programs include, but are not limited to, programs and promotional material, commercials and public service announcements.

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10.  (a) Neither you nor NBC shall incur any liability hereunder because of
NBC's failure to deliver or the failure of the Station to broadcast any or all programs due to failure of facilities, labor disputes, government regulations or causes beyond the control of the party so failing to deliver or to broadcast. Without limiting generality of the foregoing, NBC's failure to deliver a program for the following reasons shall be deemed to be for causes beyond our control: cancellation of a program because of the death or illness of a star or principal performer thereon or because of such person's failure to conduct himself with due regard to social conventions and public morals and decency or such person's commission of any act or involvement in any situation or occurrence tending to degrade him in society or bringing him into public disrepute, contempt, scandal or ridicule, or tending to shock, insult or offend the community or which tends to reflect unfavorably upon NBC or the program sponsor.

(b) NBC agrees to indemnify, defend and hold Station harmless against and from all claims, damages, liabilities, costs and expenses arising out of the use or exercise by Station, under this agreement, of any Network Program or other material furnished by NBC hereunder, provided that Station promptly notifies NBC of any claim or litigation to which this indemnity shall apply, and that Station cooperates fully with NBC in the defense or settlement of such claim or litigation. Similarly, Station agrees to indemnify, defend and hold NBC harmless with respect to material furnished, added or deleted by Station. This indemnity shall not apply to litigation expense, including attorneys' fees, which the indemnified party elects to incur on its own behalf. Except as otherwise provided herein, neither Station nor NBC shall have any rights against the other for claims by third persons, or for the non-operation of facilities or the non-furnishing is due to failure of equipment, actions or claims by any third person, labor disputes, or any cause beyond such party's reasonable control.

11. You will submit to NBC in writing, upon forms provided by NBC such reports as NBC may request covering the broadcast by the Station of NBC Television Network programs furnished to you hereunder.

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12.  NBC shall have the right to terminate this Agreement upon thirty (30) days'
written notice to you in the event that Station becomes substantially less valuable to NBC as a network outlet than it is at the time of execution of this Agreement by you as a result of a material change by Station affecting the transmitter location, power, frequency, or hours or mode of operation of Station.

13. If any application is made to the Federal Communications Commission (FCC) concerning a transfer of any interest in the Station licensee or of the Station's license, you shall notify us forthwith. Unless the transfer is one provided for by Section 73.3540(f) of the FCC's current rules and regulations, we shall have the right to terminate this Agreement effective as of the effective date of any such transfer by giving you notice thereof within twenty
(20) days after the date on which you give us notice of the making of such application. If NBC does not terminate this Agreement, it shall be deemed to have been fully assigned to any transferee of Station's license and such transferee will assume and perform all of the obligations and duties contained in this agreement on and after the effective date of transfer.

14. You agree that you will not authorize, cause, or permit without NBC's consent any television program, motion picture film, recording or other material furnished to you hereunder to be recorded, duplicated, rebroadcast or otherwise transmitted or used for any purpose other than broadcasting by the Station as provided herein. Notwithstanding the foregoing, Station will not be restricted in the exercise of its signal carriage and program exclusivity rights pursuant to any applicable rule and regulation of the Federal Communications Commission, with respect to NBC programs, provided, however, that any such exercise pursuant to FCC rules with respect to NBC programs shall not be deemed to constitute a license by NBC. NBC reserves the right to restrict such signal carriage with respect to NBC programs in the event of a change in applicable law.

15. This constitutes the entire agreement between you and us, all prior understandings being merged herein, except for the most recent amendment with respect to network nonduplication protection, FCC Rules Section 76.92. All questions with respect to this agreement shall be determined in accordance with the internal laws of the State of New York. This agreement may not be changed, modified, renewed, extended or discharged, except as specifically provided herein or by an agreement in writing signed by the parties hereto.

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16.  Any notices hereunder shall be in writing and shall be given by post-paid mail or prepaid telegram addressed to the respective address stated on the first page of this agreement or at such other address as may be specified in writing by the party to whom the notice is given. When a notice is given by mail or by telegram the date of mailing or the date of delivery to the telegraph office shall be deemed the date of giving notice.

17. A waiver by either of us a breach of any provision of this agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same provision or any other provision.

18. This agreement shall become effective at 3:00 AM, New York City time on the 29th day of September, 1990 and, unless sooner terminated as provided in this Agreement, it shall remain in effect for a period of two years thereafter. It shall then be renewed on the same terms and conditions for a further period of two years and so on for successive further periods of two years each, unless and until either party shall, at least 180 days prior to the expiration of the then current term, give the other party written notice that it does not desire to have the contract renewed for a further period. Provided further that either party shall have the right to terminate the term of this Agreement effective at any time by giving notice of such termination to the other party at least twelve months prior to the effective date of termination specified therein.

If this is in accordance with your understanding, will you please indicate your acceptance on the copy of this letter enclosed for that purpose and return that copy to NBC.

				Very Truly Yours,

				National Broadcasting Company, Inc.


				By    /s/John Damiano
				     -------------------------

Agreed:
Lanford Telecasting Company, Inc.


BY    /s/Les Golman
    --------------------
      VP/GM


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Al/c
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					     9/29/90

KALB- TV, Alexandria, Louisiana

		    COMPENSATION MATRIX

(NETWORK STATION RATE __________  x  HOURS CARRIED X % BELOW)

MON - SUN      6 PM - 11PM*             30%
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MON - SUN      5 PM - 6 PM*             15%

	      11 PM - 1 AM

SAT - SUN      4 PM - 5 PM
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MON - FRI      9 AM - 5 PM              11.18%
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SUN            7 AM - 4 PM              10.5%

SAT            2 PM - 4 PM
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SAT            7 AM - 2 PM              7.88%
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NIGHTLY NEWS    MON - SUN               10%
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TONIGHT SHOW    MON - SUN               7.5%
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LETTERMAN                               5.25%
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FRIDAY NIGHT VIDEOS                     4.75%
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LATER WITH BOB COSTAS                   4.00%
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SAT NITE LIVE                           6.67%
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* EXCLUDING NIGHTLY NEWS

All times above are expressed in terms of your station's then current local time.

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Exhibit 10.3 (b)
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30 Rockefeller Plaza
New York, NY 10112
212-664-4444

National Broadcasting
Company, Inc.

[NBC LOGO] NBC
	   TV Network

				September 14, 1993

Park Broadcasting of Louisiana, Inc.
Alexandria, Louisiana

				RE:  KALB - TV

Gentlemen:

The National Broadcasting Company, Inc. hereby consents to the assignment of all right, title and interest of Lanford Telecasting Company, Inc. in the television agreement dated March 29, 1990 as supplemented and amended, between the National Broadcasting Company, Inc. and Lanford Telecasting Company, Inc. to Park Broadcasting of Louisiana, Inc., subject to the assumption by Park Broadcasting of Louisiana, Inc. of all liabilities under said agreement.

The National Broadcasting Company, Inc. agrees that subsequent to approval by the Federal Communications Commission, and effective upon consummation of the acquisition and assignment to Park Broadcasting of Louisiana, Inc. of the KALB-TV license, Park Broadcasting of Louisiana, Inc. shall be substituted for Lanford Telecasting Company, Inc. and shall be deemed the party to the aforesaid agreement.

If the foregoing meets with your approval, would you be good enough to sign both copies of this letter and return one of them to us.

				Very truly yours,
				NATIONAL BROADCASTING COMPANY, INC.


				By    Carl Schweinler
				     -------------------
				     (Carl Schweinler)

AGREED:
PARK BROADCASTING OF LOUISIANA, INC.

       /s/Wright M. Thomas
By: ------------------------------